                            RESTATED
                   ARTICLES OF INCORPORATION
                               OF
                             AMERCO

      The undersigned President and Secretary of AMERCO, in accordance with Section 78.403 of the General Corporation Law of Nevada, restate the Articles of Incorporation and to that end set forth that:

     1.   The name of the Corporation is AMERCO.

     2.    The  name  and address of the resident agent  is  The
Corporation  Trust  Company of Nevada, One  First  Street,  Reno,
Nevada 89501.

     3. The nature of the business and the objects and purposes to be transacted, promoted, or carried on by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada including but not in any way limited to acting as a holding company, and acquiring by purchase, merger, or otherwise, wholly or partially owned subsidiary corporations.

     4. The Corporation shall have all the general and specific powers authorized for corporations in the General Corporation Law of Nevada as now or hereafter in effect.

      5. The total number of shares of common stock which this corporation is authorized to issue is (i) One Hundred and Fifty Million (150,000,000) shares of common stock with a par value of Twenty-five Cents ($0.25) per share ("Common Stock"), and (ii) One Hundred and Fifty Million (150,000,000) shares of common stock ("Serial Common Stock"), with the Board of Directors having authority to issue shares of Serial Common Stock in one or more series (the number of shares of each series being determined by the Board of Directors), with or without par value, and with such voting powers, designations, preferences, limitations, restrictions, and relative rights as shall be stated or expressed in the resolution regarding such Serial Common Stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision of the Articles of Incorporation, or any amendment thereto. For purposes of these Articles of Incorporation, the term "common stock" includes Common Stock and Serial Common Stock.

      In addition to the common stock authorized to be issued by the foregoing paragraph, this corporation is authorized to issue Fifty Million (50,000,000) shares of Preferred Stock, with the
Board of Directors having authority to issue such shares in one or more series (the number of shares of each series being determined by the Board of Directors), with or without par value, and with such voting powers, designations, preferences limitations, restrictions, and relative right as shall be stated or expressed in the resolution regarding such preferred stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision of the Articles of Incorporation, or any amendment thereto.

     6. For the management of the business, and for the conduct of the affairs of the Corporation, and for the further definition, limitation, and regulation of the powers of the Corporation and its directors and stockholders, it is further provided:

     A. BOARD OF DIRECTORS. The Board of Directors shall consist of not less than 4 nor more than 8 directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into four classes, designated Class I, Class II, Class III and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. At the 1990 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, Class III directors for a three-year term, and Class IV directors for a four-year term. At each succeeding annual meeting of stockholders, commencing in 1991, successors to the class of directors whose term expires at the annual meeting shall be elected or reelected for a four-year term.

           If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders.

           A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

           Directors  need not be stockholders.   The  names  and
     addresses of the current members of the board of Directors are:

               NAME                ADDRESS

     Edward J. Shoen               2727 N. Central Ave.
                                   Phoenix, AZ 85004

     Mark V. Shoen                 2727 N. Central Ave.
                                   Phoenix, AZ 85004

     James P. Shoen                2727 N. Central Ave.

                                   Phoenix, AZ 85004

     Richard J. Herrera            2727 N. Central Ave.
                                   Phoenix, AZ 85004

     John M. Dodds                 2727 N. Central Ave.
                                   Phoenix, AZ 85004

     Charles J. Bayer              2727 N. Central Ave.
                                   Phoenix, AZ 85004

     W.E. Carty                    2727 N. Central Ave.
                                   Phoenix, AZ 85004

     Aubrey K. Johnson             2727 N. Central Ave.
                                   Phoenix, AZ 85004


     B.     POWERS  OF  BOARD.     In  furtherance  and  not   in
     limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

     (i) To make, alter, amend, and repeal the By-Laws, subject to the power of the Stockholders to amend the By-laws, which power may be exercised only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the Stockholders, the notice of which meeting must include the proposed amendment. This Article 6.B(i) may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment.

     (ii) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Stockholders of the Corporation;

     (iii) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefor, any real or personal property of the Corporation, including after-acquired property;

     (iv) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

     (v) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

     (vi) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

     (vii) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extend permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

     (viii)To provide for the reasonable compensation of its own members by By-Laws, and to fix the terms and conditions upon which such compensation will be paid;

     (ix)  In   addition  to  the  powers   and   authority
     hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

     C. A directors or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for beach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts of omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

      7.    [Intentionally  Omitted as  provided  for  in  N.R.S.
SECTION 78.403(3)].

     8. Except as otherwise provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

       9. No contract or other transaction between this Corporation and any other Corporation shall be void or voidable because of the fact that any of the directors of this Corporation are interested in, or are directors of, such other Corporation, provided that the fact that he or such other Corporation is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation; and any director of the Corporation who is also a director or officer of such other Corporation, or is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     10.  The duration of this Corporation shall be perpetual.

     11.  The affirmative vote of the holders of two-thirds (2/3)
of  the  outstanding shares of common stock of  this  corporation
entitled  to  vote  shall  be  required  to  approve,  adopt   or
authorize:

     (A) Any agreement for the merger, consolidation, amalgamation or combination of this corporation with or into any other corporation which is an Interested
     Stockholder (as hereafter defined);

     (B)  Any sale, lease, exchange or other disposition  to
     or   with  this  corporation  of  any  assets  of   any
     Interested Stockholder;

     (C) Any sale, lease, exchange or other disposition by this corporation of all or substantially all of the assets of this corporation to or with an Interested
     Stockholder;

     (D)    Any   plan   or  proposal  for  liquidation   or
     dissolution of this corporation if any Shareholder of this corporation is an Interested Stockholder; or

     (E) Any reclassification of securities (including any reverse stock split) or recapitalization of this corporation which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or convertible securities of this corporation, directly or indirectly owned by an Interested Stockholder.

      As used herein, Interested Stockholder shall mean any person, firm, corporation or other entity which, as of the record date for the determination of Shareholders entitled to notice of and to vote on any of the above transactions, is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this corporation. For the purposes hereof, any person, firms, corporation or other entity shall be deemed to be the beneficial owner of any shares of voting stock of this corporation which (i) it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) are owned, directly or indirectly (including shares deemed owned through the application of clause (i) above), by any other person, firm, corporation or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of this corporation, or which is its "affiliate" or "associate" as those terms are defined in the Rules and Regulations under the Securities Exchange Act of 1934, as amended.


      The Board of Directors of this corporation shall have the power and duty, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors, to determine (and such determination shall be conclusive) for the purposes of this
Article 11, on the basis of information known to it, whether (i) any person, firm, corporation or other entity is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this corporation, (ii) any proposed sale, lease, exchange or other disposition involves all or substantially all of the assets of this corporation, or (iii) any person, firm, corporation or other entity has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of this corporation with any other person, firm, corporation or other entity.

      Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock of this corporation entitled to vote shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article 11.

      The respective two-thirds voting requirements specified above for any of the transactions referred to in any one or more of paragraphs A through E above, or to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article 11, shall not be applicable to a proposed action which has been approved or recommended by majority of the Disinterested Directors. As used herein, a "Disinterested Director" means (i) any Director of the corporation who was a Director as of July 24, 1988, or (ii) was thereafter elected by the Shareholders or appointed by the Board of Directors of this corporation and was not at the time of such election or appointment associated with or an affiliate of an Interested Stockholder directly or indirectly involved in the transaction or proposal before the Board of Directors, or (iii) a person designated, before his election or appointment as a Director, as a Disinterested
Director by a majority of Disinterested Directors then on the Board.

      12. Stockholder action by written consent is prohibited. This Article 12 may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the Stockholders, the notice of which meeting must include the proposed amendment.

      In Witness Whereof, we have executed the foregoing Restated
Articles of Incorporation of AMERCO this 23rd day of January, 1997.


                                   /S/ EDWARD J. SHOEN
                                   ------------------------------
                                   Edward J. Shoen, President


                                   /S/ GARY V. KLINEFELTER
                                   ------------------------------
                                   Gary V. Klinefelter, Secretary

        CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
                               OF
                             AMERCO

      The undersigned, being the President and Secretary of AMERCO, a Nevada corporation, do hereby certify as follows:

           1. That on November 5, 1996, the Directors of the corporation adopted and consented to the adoption of a resolution setting forth a proposed amendment to the Articles of Incorporation of the corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposed amendments.

           2. Said resolution called for the following amendment to said Articles of Incorporation attached as Exhibit A hereto and by this reference incorporated herein.

          3. That on January 17, 1997, the shareholders of the corporation at a meeting, by vote of stockholders entitled to exercise at least two-thirds of the voting power of the corporation, adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

          4. That the Articles of Incorporation of AMERCO, are hereby amended as set forth above and the undersigned make this certificate pursuant to Sections
     78.385 and 78.390 of the Nevada Revised Statutes.

           5. That the President and Secretary of AMERCO have been authorized to execute the Restated Articles of Incorporation of AMERCO by resolution of the Directors of the corporation adopted on November 5, 1996.

           6. That the Restated Articles of Incorporation of AMERCO, pursuant to Section 78.403 of the Nevada Revised Statutes, correctly set forth the text of the Articles of Incorporation as amended to the date hereof.

Dated:    January 23, 1997

AMERCO, a Nevada corporation


     /S/ EDWARD J. SHOEN                /S/ GARY V. KLINEFELTER
By:  ----------------------        By:  ------------------------
     Edward J. Shoen                    Gary V. Klinefelter
     President                          Secretary

STATE OF ARIZONA    )
                    )    ss.
County of Maricopa  )

      The foregoing instrument was acknowledged before me this 23rd day of January, 1997, by Edward J. Shoen, President of
AMERCO, a Nevada corporation, on behalf of the corporation.

                                   /S/ NANCY JO BEILEY
                                   ----------------------------
                                   Notary Public


My commission expires:
MAY 22, 1999
-----------------------


STATE OF ARIZONA    )
                    )    ss.
County of Maricopa  )

      The foregoing instrument was acknowledged before me this 23rd day of January, 1997, by Gary V. Klinefelter, Secretary of
AMERCO, a Nevada corporation, on behalf of the corporation.

                                   /S/ NANCY JO BEILEY
                                   ----------------------------
                                   Notary Public

My commission expires:
MAY 22, 1999
-----------------------